Exhibit 4.1

Execution Copy

Otter Tail Power Company

$140,000,000 4.63% Senior Unsecured Notes due December 1, 2021

______________

Note Purchase Agreement

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Dated as of July 29, 2011

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List of Schedules and Exhibits

Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 6.3	—	Disclosure Materials
Schedule 6.4	—	Subsidiaries of the Company; Ownership of Subsidiary Stock;Affiliates; Directors and Senior Officers
Schedule 6.5	—	Financial Statements
Schedule 6.14	—	Use of Proceeds
Schedule 6.15	—	Existing Indebtedness
Schedule 6.19	—	Partnerships and Joint Ventures
Schedule 11.3	—	Affiliate Transactions
Exhibit 1	—	Form of 4.63% Senior Unsecured Note due December 1, 2021
Exhibit 4.4(a)(1)	—	Form of Closing Opinion of Special Counsel for the Company
Exhibit 4.4(a)(2)	—	Form of Closing Opinion of General Counsel of the Company
Exhibit 4.4(b)	—	Form of Closing Opinion of Special Counsel to the Purchasers
Exhibit 5.4(a)(1)	—	Form of Funding Date Opinion of Special Counsel for the Company
Exhibit 5.4(a)(2)	—	Form of Funding Date Opinion of the General Counsel of the Company
Exhibit 5.4(b)	—	Form of Funding Date Opinion of Special Counsel to the Purchasers

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Otter Tail Power Company
215 South Cascade Street
Fergus Falls, Minnesota 56537

$140,000,000 4.63% Senior Unsecured Notes due December 1, 2021

Dated as of July 29, 2011

To each of the Purchasers
  listed in Schedule A hereto

Ladies and Gentlemen:

Otter Tail Power Company, a Minnesota corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1. Authorization of Notes.

The Company has duly authorized the issue and sale of $140,000,000 aggregate principal amount of its 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”).  The Notes shall be substantially in the form set out in Exhibit 1, in each case duly completed.  As used herein, the term “Notes” means all notes originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any of such notes and, where applicable, includes the singular number as well as the plural.  The term “Note” means one of the Notes.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, on the Funding Date provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. Closing; Funding.

The execution and delivery of this Agreement shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, Suite 1700, New York, New York 10103, at a closing (the “Closing”) on July 29, 2011 or on such other Business Day thereafter on or prior to August 5, 2011 as may be agreed upon by the Company and the Purchasers.  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, Suite 1700, New York, New York 10103, at 11:00 a.m., New York time, on December 1, 2011 or on such other Business Day thereafter on or prior to December 9, 2011 as may be agreed upon by the Company and the Purchasers (the “Funding Date”).  On the Funding Date, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the Funding Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 5.10.

If on the Funding Date the Company shall fail to tender the Notes to be purchased by any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 5 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. Conditions to Closing.

Each Purchaser’s obligation to execute and deliver this Agreement at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default.  The Company shall have performed and complied with all conditions to the Closing contained in this Agreement required to be performed or complied with by it prior to or at the Closing and no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.6 have been fulfilled.

(b) Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing, from:

(a) (1) Dorsey & Whitney LLP, special counsel for the Company and (2) the General Counsel of the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(1) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its special counsel may reasonably request (and the Company hereby instructs its special counsel and General Counsel to deliver such opinions to the Purchasers).

(b) Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Payment of Special Counsel Fees.  Without limiting the provisions of Section 5.7 or Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company.

Section 4.6. Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.5.

Section 4.7. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement in respect of the Closing and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. Conditions to Funding.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser on the Funding Date is subject to the fulfillment to such Purchaser’s satisfaction, prior to or on the Funding Date, of the following conditions precedent:

Section 5.1. Representations and Warranties.  On the Funding Date, the representations and warranties of the Company in this Agreement shall be correct (a) in all respects in the case of representations and warranties containing qualifications as to materiality and (b) in all material respects in the case of representations and warranties not containing qualifications as to materiality; provided that the Company shall be permitted to make additions and deletions to any of Schedules 6.3, 6.4 or 6.15 after the date of the Closing but prior to the Funding Date, so long as (1) the Company shall have provided updated copies of the relevant Schedules to such Purchaser not less than five Business Days prior to the Funding Date and (2) any such additions or deletions are in all respects reasonably satisfactory to such Purchaser as a condition to its obligation to purchase and pay for the Notes to be sold to it on the Funding Date.

Section 5.2. Performance; No Default.  The Company shall have performed and complied with all conditions contained in this Agreement required to be performed or complied with by it prior to or on the Funding Date and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 6.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 11.3 or Section 11.7 had such Sections applied since such date.

Section 5.3. Compliance Certificates.

(a) Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Funding Date, certifying that the conditions specified in Sections 5.1, 5.2 and 5.9 have been fulfilled.

(b) Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Funding Date, certifying that no changes to the certificate and accompanying materials delivered pursuant to Section 4.3(b) are required or, if additional resolutions or other corporate proceedings have occurred relating to the authorization, execution and delivery of the Notes and this Agreement, certifying as to such resolutions and proceedings.

Section 5.4. Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the Funding Date, from:

(a) (1) Dorsey & Whitney LLP, special counsel for the Company and (2) the General Counsel of the Company, substantially in the respective forms set forth in Exhibits 5.4(a)(1) and 5.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its special counsel may reasonably request (and the Company hereby instructs its special counsel and General Counsel to deliver such opinions to the Purchasers).

(b) Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 5.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 5.5. Purchase Permitted by Applicable Law, Etc.  On the Funding Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of this Agreement.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 5.6. Sale of Other Notes.  On the Funding Date, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it on the Funding Date as specified in Schedule A.

Section 5.7. Payment of Special Counsel Fees.  Without limiting the provisions of Section 4.5 or Section 16.1, the Company shall have paid on or before the Funding Date the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 5.4(b) to the extent reflected in a statement of such counsel rendered to the Company.

Section 5.8. Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the CMIAO) shall have been obtained for the Notes.

Section 5.9. Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 6.5.

Section 5.10. Funding Instructions.  At least three (3) Business Days prior to the Funding Date, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 5.11. Minnesota Public Utilities Commission Filing.  On or prior to the twentieth (20th) day after the date of the Closing, the Company shall have made an informational filing with the Minnesota Public Utilities Commission that describes the basic terms of this Agreement and the Notes (omitting the Purchasers’ information on Schedule A).

Section 5.12. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement in respect of the Funding Date and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 6. Representations and Warranties of the Company.

On the date of the Closing and on the Funding Date, the Company represents and warrants to each Purchaser that:

Section 6.1. Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 6.2. Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.3. Disclosure.  The Company, through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated has delivered to each Purchaser a copy of a Private Placement Memorandum, dated May 2011 (including the documents incorporated by reference therein, the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries.  This Agreement, the Memorandum (but as to information incorporated by reference therein, only such information to the extent that it relates to the Company and its Subsidiaries) and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 6.3, and the financial statements listed in Schedule 6.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to June 16, 2011 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that, with respect to projected and pro forma financial information contained in the Disclosure Documents, the Company represents only that such information was prepared in good faith based upon estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.  Except as disclosed in the Disclosure Documents, since December 31, 2010, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 6.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 6.4 contains (except as noted therein) complete and correct lists (1) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (2) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 6.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 6.4).

(c) Each Subsidiary identified in Schedule 6.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed in Schedule 6.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 6.5. Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 6.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments).  The Company and its Subsidiaries do not have any material liabilities that were not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 6.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Significant Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Significant Subsidiary is bound or by which the Company or any Significant Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Significant Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Significant Subsidiary.

Section 6.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes; provided, however, that the Company is required to make an annual filing of its capital structure with the Minnesota Public Utilities Commission, and such Commission may thereafter issue orders approving or disapproving of the Company’s capital structure and within twenty (20) days following the execution and delivery of this Agreement and the Notes, the Company is required to make an informational filing with such Commission that describes the basic terms of this Agreement and the Notes.

Section 6.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or directly affecting any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, there are no investigations pending or threatened against the Company or any Subsidiary by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws, ERISA, the USA PATRIOT Act, AML/Anti-Terrorism Laws or Anti-Corruption Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 6.9. Taxes.  The Company and its Subsidiaries have filed, or OTC has filed on behalf of the Company and its Subsidiaries pursuant to a tax sharing agreement, all income and other material tax returns that are required to have been filed in any jurisdiction (“Tax Returns”).  The Company and its Subsidiaries have paid, or OTC has paid on behalf of the Company and its Subsidiaries pursuant to a tax sharing agreement, all taxes shown to be due and payable on the Tax Returns and all other taxes and assessments levied upon the Company and its Subsidiaries or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2005.

Section 6.10. Title to Property; Leases.  The Company and its Subsidiaries have good and marketable title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 6.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), except for those defects in title that, individually or in the aggregate, would not have a Material Adverse Effect and, in each case, free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 6.11. Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto that, individually or in the aggregate, are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 6.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the first day of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $50,000,000 in the case of any single Plan and by more than $50,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is $42,400,000.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 6.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 7.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 6.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 65 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 6.14. Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 6.14.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 6.15. Existing Indebtedness; Future Liens.

(a) Except as described therein, as of March 31, 2011, Schedule 6.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (including a description of the obligors and obligees, principal amount outstanding, available financing and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Indebtedness.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 6.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 11.7.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 6.15.

Section 6.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Controlled Entity is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) or (2) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (2), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or any investment in the Iranian energy sector.

(c) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (1) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of applicable anti-money laundering or any applicable anti-terrorism law (collectively, “AML/Anti-Terrorism Laws”), (2) has been assessed civil penalties under any AML/Anti-Terrorism Laws or (3) has had any of its funds seized or forfeited in an action under any AML/Anti-Terrorism Laws.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all AML/Anti-Terrorism Laws applicable to it.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to improperly obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each of its Subsidiaries is and will continue to be in compliance with all anti-corruption laws and regulations applicable to it (collectively, the “Anti-Corruption Laws”).

Section 6.17. Status Under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended.  The Company is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, and the Federal Power Act, as amended, and is not in violation of or in default under any regulations and orders of the Federal Energy Regulatory Commission applicable to the Company or its assets the effect of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 6.18. Environmental Matters.

(a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6.19. Partnerships and Joint Ventures.  Schedule 6.19 sets forth as of the date of this Agreement a list of all partnerships or joint ventures in which the Company or any Subsidiary is a partner (limited or general) or joint venturer.

Section 6.20. Ranking of Obligations.  The Notes are senior unsecured Indebtedness of the Company, and are pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.

SECTION 7. Representations of the Purchasers.

Section 7.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 7.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 7.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7.3. Accredited Investor Status.  Each Purchaser severally represents that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

SECTION 8. Information as to Company

Section 8.1. Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within sixty (60) days (or such shorter period as is fifteen (15) days greater than the period applicable to the filing of OTC’s Quarterly Report on Form 10-Q with the SEC regardless of whether OTC is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(2) consolidated statements of income, changes in shareholders’ equity, if then prepared, and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within one hundred five (105) days (or such shorter period as is fifteen (15) days greater than the period applicable to the filing of OTC’s Annual Report on Form 10-K with the SEC regardless of whether OTC is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of:

(1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity, if then prepared, and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d) Notice of Default or Event of Default — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given written notice of a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five (5) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1) with respect to any Plan, any Reportable Event for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof ; or

(2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Notices — to the extent not included by OTC or the Company as part of a filing on Form 8-K with the SEC or otherwise publicly disclosed, (1) promptly, and in any event within thirty (30) days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect, including, without limitation, copies of any order issued by the Minnesota Public Utilities Commission regarding the Company’s capital structure, (2) promptly upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which is Material, and the steps being taken by the Person(s) affected by such proceeding, and (3) promptly upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Company or any of its Subsidiaries and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters in which such violation or an adverse determination or result in such proceeding would reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — subject to the provisions of Section 21, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 8.2. Officer’s Certificate.  Contemporaneously with the delivery of each set of financial statements to a holder of Notes pursuant to Section 8.1(a) or Section 8.1(b) and within the applicable time periods provided thereby, the Company shall deliver a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 11.1, 11.2, 11.8 and 11.9, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 8.3. Visitation.  Subject to the provisions of Section 21, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 9. Payment and Prepayment of the Notes.

Section 9.1. Maturity; Required Prepayment at Holder Option.

(a) As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

(b) In the event that a Change of Control shall occur, the Company will give written notice (a “Change of Control Notice”) of such fact not more than ten (10) days after the Change of Control Date to all holders of the Notes.  The Change of Control Notice shall (1) describe the facts and circumstances of the Change of Control in reasonable detail, (2) describe the Indebtedness of the Company in excess of $1,000,000 in principal amount then outstanding, (3) specify the rating, if any, accorded to the senior unsecured debt of the Company by a Designated Rating Agency which is below an Acceptable Rating or state that that the Company has requested a private rating of its senior unsecured debt and that the Designated Rating Agency has not issued a private rating in accordance with such request within the required time period, (4) refer to this Section 9.1(b) and the right of the holders of the Notes to require the Company to prepay their Notes on the terms and conditions provided for herein upon the occurrence of a Change of Control, and (5) contain an offer by the Company to prepay all of the outstanding Notes in full together with unpaid accrued interest to the date of prepayment.

(c) Each holder of the Notes shall have the right to accept an offer made by the Company pursuant to Section 9.1(b) and require prepayment of the Notes held by such holder in full by written notice (the “Prepayment Notice”) to the Company given within sixty (60) days following receipt of a Change of Control Notice.  On the prepayment date designated in such holder’s Prepayment Notice (which shall not be less than fifteen (15) days nor more than thirty (30) days after the date such Prepayment Notice is delivered to the Company), the Company shall prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment.  Failure to respond by a holder of the Notes shall constitute a rejection of such offer by such holder.

(d) In the event the Company fails to give the Change of Control Notice as required above, each holder of Notes shall have the right to require the Company to prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment.  Notice of any required prepayment pursuant to this Section 9.1(d) shall be delivered by any holder of Notes to the Company not more than one hundred eighty (180) days after such holder has actual knowledge of such Change of Control.  On the date designated in such holder’s notice (which date shall be not less than fifteen (15) days after the date such notice is delivered to the Company), the Company shall prepay all Notes held by such holder at 100% of the principal amount of such Notes, together with unpaid accrued interest thereon to the date of prepayment.  If the holder of any Note gives any notice pursuant to this Section 9.1(d) the Company will give a Company Notice within five (5) Business Days of receipt of such notice to all holders of the Notes.

(e) The obligation of the Company to give the notices specified in this Section 9.1 shall remain in effect so long as any Notes remain outstanding.

Section 9.2. Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 9.2 not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 9.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 9.3. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 9.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 9.4. Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 9, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 9.5. Purchase of Notes.  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire or assume, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in connection with the terms of this Agreement and the Notes and (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to each holder upon the same terms and conditions.  Any offer made pursuant to clause (b) of the immediately preceding sentence shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least thirty (30) Business Days.  If the holders of more than 30% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by such holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least thirty (30) Business Days from its receipt of such notice to accept such offer; provided, that, in no event shall any holder be obligated to accept such offer from the Company.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 9.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (a) or clause (b), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the applicable actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (ii) the applicable actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.2 or Section 13.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.2 or has become or is declared to be immediately due and payable pursuant to Section 13.1, as the context requires.

SECTION 10. Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Compliance with Law.  Without limiting Section 10.6 or Section 11.6, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws, AML/Anti-Terrorism Laws and Anti-Corruption Laws and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 10.2. Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 10.3. Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 10.4. Payment of Taxes.  The Company will, and will cause each of its Subsidiaries to, or will cause OTC on behalf of the Company and each of its Subsidiaries pursuant to a tax sharing agreement to, file all Tax Returns and to pay and discharge all taxes shown to be due and payable on such Tax Returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 10.5. Corporate Existence, Etc.  Subject to Section 11.4, the Company will at all times preserve and keep in full force and effect its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.  Subject to Sections 11.4 and 11.8, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 10.6. Environmental Matters.  The Company will, and will cause each of its Subsidiaries to, observe and comply with all laws, rules, regulations and orders of any Governmental Authority relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance would result in a material liability or otherwise constitute a Material Adverse Effect.

Section 10.7. Ranking of Obligations.  The Company will take all actions necessary to assure that the Notes are senior unsecured Indebtedness of the Company, and are and remain pari passu and of equal rank and seniority with all other senior unsecured Indebtedness of the Company.

Section 10.8. Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and accounts in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

SECTION 11. Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 11.1. Limitation on Interest-bearing Debt and Priority Indebtedness.

(a) The Company will not permit Interest-bearing Debt to exceed 60% of Total Capitalization determined as of the end of each fiscal quarter of the Company.

(b) The Company will not permit Priority Indebtedness to exceed 20% of Total Capitalization determined as of the end of each fiscal quarter of the Company.

Section 11.2. Interest and Dividend Coverage Ratio.  The Company will not permit the Interest and Dividend Coverage Ratio to be less than 1.5 to 1.0.

Section 11.3. Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate, excluding (a) transactions between the Company and OTC and transactions between Significant Subsidiaries and OTC, (b) transactions otherwise expressly permitted (or required) with such Affiliates under this Agreement, (c) any issuance of Securities or other payments, awards or grants in cash, Securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Company or a Significant Subsidiary, (d) loans or advances to employees of the Company or any of its Subsidiaries in the ordinary course of business, (e) the payment of fees, reasonable out-of-pocket costs and indemnities and provision of indemnification to directors, officers, consultants and employees of the Company and the Subsidiaries in the ordinary course of business, (f) any employment agreement, benefit plan or arrangement or any health, disability or similar insurance plan which covers employees, entered into by the Company or any of the Subsidiaries in the ordinary course of business, (g) any subscription agreement or similar agreement pertaining to the repurchase of equity interests pursuant to put/call rights or similar rights with employees, officers or directors, (h) payments or loans (or cancellation of loans) to employees that are (1) approved by a majority of the Board of Directors of the Company in good faith, (2) made in compliance with applicable law and (3) otherwise permitted under this Agreement, (h) transactions between the Company or any of the Subsidiaries and any Person, a director of which is also a director of the Company or a Significant Subsidiary, provided, however, that (1) such director abstains from voting as a director of the Company or a Significant Subsidiary on any matter involving such other Person and (2) such Person is not an Affiliate for any reason other than such director’s acting in such capacity, (i) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice, and (j) the payment of fees, expenses, indemnities or other payments pursuant to the agreements in existence on the date of this Agreement and set forth on Schedule 11.3 or any amendment thereto to the extent such an amendment is not adverse to the Purchasers or any other holder of the Notes in any material respect.

Section 11.4. Merger, Consolidation, Etc.  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (1) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (2) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 11.4 from its liability under this Agreement or the Notes.

Section 11.5. Line of Business.  The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company or any such Subsidiary would then be engaged would be substantially changed from the regulated utility business of the Company on the date of this Agreement.

Section 11.6. Terrorism Sanctions Regulations.  The Company will not, and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person or any investment in the Iranian energy sector if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder or to be unable to make any certification necessary to do business in or with any state or other Governmental Authority.

Section 11.7. Liens.  The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens for taxes and assessments or governmental charges or levies, provided that payment thereof is not at the time required by Section 10.4;

(b) Liens of or resulting from any judgment or award in an aggregate amount not to exceed $25,000,000, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c) Liens incidental to the conduct of business or the ownership of properties and assets (including, without limitation, Liens in connection with worker’s compensation, unemployment insurance, and other like laws, carrier’s, warehousemen’s, mechanic’s, materialmen’s liens and statutory landlords’ liens) and Liens and deposits to secure the payment of insurance premiums, performance of bids, tenders or trade contracts, leases, government contracts, agreements with public utilities, and other obligations of a like nature (including with respect to letters of credit in lieu of any such bonds on to support the issuance thereof) or to secure statutory obligations, surety or appeal bonds or other Liens and deposits of like general nature, in any such case incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations, and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

(d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are reasonably necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

(e) Liens securing Indebtedness and other obligations of a Subsidiary to the Company or to another Subsidiary;

(f) Liens existing as of the date of this Agreement and described in Schedule 6.15 and Liens securing any refinancing of Indebtedness secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness secured thereby is not increased (other than for premiums, interest, fees or costs capitalized or required to be paid in connection with such refinancing);

(g) Liens in connection with the acquisition of property after the date of this Agreement by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, provided that such Liens attach only to the property being acquired and that the Indebtedness and other obligations secured thereby do not exceed the Fair Market Value of such property at the time of acquisition thereof and the Lien shall be created contemporaneously with, or within one hundred eighty (180) days after, the acquisition of such property;

(h) Liens that existed on assets of other Persons at the time of acquisition of such other Persons or of such assets by the Company or a Subsidiary and which continue to attach only to such assets and Liens securing any refinancing of Indebtedness or other obligations secured by such Liens, provided that such refinancing shall be subject to similar terms and secured by the same assets and the principal amount of Indebtedness or other Obligations secured thereby is not increased (other than for premiums, interest, fees or costs capitalized or required to be paid in connection with such refinancing);

(i) Liens arising under or related to any statutory or common law provisions, or customary account agreements, or other customary rights (1) relating to the establishment of depository relations with banks or other financial institutions and not given in connection with the issuance of Indebtedness, including banker’s liens, rights of setoff or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained or held with a depositary or other financial institution or securities intermediary or (2) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or a Subsidiary;

(j) Liens of lessors of real property on which facilities owned or leased by the Company or any Subsidiary are located;

(k) Liens (to the extent falling under the definition of “Lien”) consisting of ownership interests (and protective filings respecting such ownership interests) of lessors of assets (other than Utility Assets) to the Company or any Subsidiary under any operating lease, and of licensors of intellectual property or other rights to the Company or any Subsidiary, it being understood and agreed that for purposes of this clause (k), rail cars shall not be considered “Utility Assets”;

(l) Liens (to the extent falling under the definition of “Lien”) consisting of rights of lessees or sub-lessees of assets of the Company or any Subsidiary leased in the ordinary course of the Company’s or such Subsidiary’s business, which leases do not materially interfere with the ordinary course of business of the Company or such Subsidiary;

(m) Liens encumbering cash collateral or other financial assets securing investments consisting of hedging arrangements not otherwise prohibited hereunder relating to interest rate, commodity price or foreign exchange rate exposure not entered into for any speculative purpose;

(n) any encumbrance or restriction with respect to the Company’s equity interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement and encumbrances or restrictions in favor of other utility owners arising from agreements governing the Company’s or its Subsidiaries’ interests in jointly owned electric generation plants and transmission lines, in each case, not incurred in connection with the borrowing of money;

(o) Liens on Securities that are the subject of repurchase agreements relating to Securities issued or guaranteed as to principal and interest by the United States of America;

(p) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement;

(q) CoBank, ACB’s statutory lien in the CoBank Equities (as defined in the Bank Credit Agreement as in effect on the date of the Closing);

(r) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder; provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed of;

(s) Liens created, assumed or incurred after the date of the Closing given to secure Indebtedness of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (r) hereof, provided that (l) all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in Section 11.1(b) and (2) at the time of creation, assumption or incurrence of the Indebtedness secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist, and provided further, that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing any Indebtedness outstanding under or pursuant to any Significant Debt Agreement pursuant to this Section 11.7(s) unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be secured equally and ratably with all such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders; and

(t) Liens created, assumed or incurred after the date of the Closing given to secure Indebtedness or other obligations of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (s) hereof; provided that all Indebtedness and other obligations secured by such Liens do not exceed $10,000,000 in the aggregate at any time outstanding; and provided further, that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing any Indebtedness outstanding under or pursuant to any Significant Debt Agreement pursuant to this Section 11.7(t) unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be secured equally and ratably with all such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

Section 11.8. Sale of Assets, Etc.  Except as permitted under Section 11.4, the Company will not, and will not permit any of its Subsidiaries to, make any Transfer of all or a substantial part of its Utility Assets unless:

(a) such Transfer is in the ordinary course of business of the Company or such Subsidiary;

(b) immediately after giving effect to such Transfer, no Default or Event of Default would exist; and

(c) immediately after giving effect to such Transfer, the Disposition Value of all property that was the subject of any Transfer of Utility Assets (1) occurring in the period of four fiscal quarters of the Company then next ending would not exceed 10% of Total Utility Plant as of the end of the then most recently ended fiscal year of the Company, and (2) occurring after the date of the Closing through the date of determination would not exceed 25% of Total Utility Plant as of the end of the then most recently ended fiscal year; provided, that (i) any Subsidiary may Transfer Utility Assets to the Company or any Wholly-Owned Subsidiary, and (ii) if the Net Proceeds Amount for any Transfer is applied to a Utility Property Reinvestment Application within one year after such Transfer, then such Transfer, only for purposes of compliance with subsection (c) of this Section 11.8 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be a Transfer of Utility Assets.

Section 11.9. Contingent Liabilities.  The Company will not, and will not permit any of its Subsidiaries to, enter into any Guaranty, except for:

(a) Guaranties by the Company or any Significant Subsidiary of obligations of the Company or any Subsidiary as lessee under any lease that is not a Capitalized Lease;

(b) Guaranties by the Company to assure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, or performance, surety, statutory, stay, customs or appeal bonds, performance and completion guarantees, and other similar obligations, in the ordinary course of business of the Company or a Significant Subsidiary or consistent with past practice;

(c) Guaranties by the Company or any Subsidiary of the obligations of the Company or any Significant Subsidiary under any unsecured Interest-bearing Debt the incurrence of which is permitted pursuant to Section 11.1; provided, that, notwithstanding the foregoing, the Company will not permit any Subsidiary to guaranty any of the obligations of the Company under any Significant Debt Agreement unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be guaranteed by such Subsidiary pursuant to documentation in form and substance reasonably satisfactory to the Required Holders; and

(d) other Guaranties limited as to principal of recovery to not more than $10,000,000 in the aggregate at any time outstanding; provided, that, notwithstanding the foregoing, the Company will not permit any Subsidiary to guaranty any of the obligations of the Company under any Significant Debt Agreement unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be guaranteed by such Subsidiary pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

SECTION 12. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 8.1(d), Section 10.5, Section 10.7, or Section 11; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 12) and such default is not remedied within thirty (30) days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 12(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (1) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (2) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (ii) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness, provided that this paragraph (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, and provided further, that an Event of Default under this paragraph (f) caused by the occurrence of a breach or default with respect to Indebtedness in the aggregate in excess of $25,000,000 shall be cured for purposes of this Agreement upon the Person asserting such breach or default waiving such breach or default or upon the Company or a Significant Subsidiary curing such breach or default if, at the time of such waiver or such cure the Required Holders have not exercised any rights or remedies with respect to an Event of Default under this paragraph (f); or

(g) the Company or any Significant Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within sixty (60) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; or

(j) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 12(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 13. Remedies on Default, Etc.

Section 13.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 12(g) or (h) (other than an Event of Default described in clause (1) of Section 12(g) or described in clause (6) of Section 12(g) by virtue of the fact that such clause encompasses clause (1) of Section 12(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 12(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 13.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 13.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 13.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 13.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 13.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 13.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 13.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 13, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 14. Registration; Exchange; Substitution of Notes.

Section 14.1. Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2. Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 7.2.

Section 14.3. Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 15. Payments on Notes.

Section 15.1. Place of Payment.  Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be the principal office of a bank or trust company in such jurisdiction.

Section 15.2. Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.  The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

SECTION 16. Expenses, Etc.

Section 16.1. Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of the Purchaser’s special counsel, Schiff Hardin LLP) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the CMIAO, provided, that such reimbursed costs and expenses under this clause (c) shall not exceed $5,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 16.2. Survival.  The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 17. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 18. Amendment and Waiver.

Section 18.1. Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 13 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (3) amend any of Sections 9, 12(a), 12(b), 13, 18 or 21.

Section 18.2. Solicitation of Holders of Notes.

(a) Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 18.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 18.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 18.4. Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 19. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3) if to the Company, to the Company at its address set forth at the beginning of this Agreement to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

SECTION 20. Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or on the Funding Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 21. Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser (other than from a source actually known to such Purchaser to be subject to a confidentiality agreement with the Company or any Subsidiary relating to such Confidential Information) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 8.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (6) any Federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the CMIAO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

SECTION 22. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 7.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 23. Miscellaneous.

Section 23.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 23.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 9.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 23.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.

Section 23.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 23.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.8. Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 19 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*  *  *  *  *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

Otter Tail Power Company

By /s/ Kevin Moug
Name: Kevin Moug
Title: Treasurer

This Agreement is hereby accepted
and agreed to as of the date thereof.

The Northwestern Mutual Life Insurance Company

By: /s/ Howard Stern
Name: Howard Stern
Title: Its Authorized Representative

The Northwestern Mutual Life Insurance Company, for its Group Annuity Separate Account

By: /s/ Howard Stern
Name: Howard Stern
Title: Its Authorized Representative

This Agreement is hereby accepted
and agreed to as of the date thereof.

Sun Life Assurance Company of
Canada, acting through its Bermuda branch

By: /s/ Paul C. Sinclair
Name: Paul C. Sinclair
Title: Managing Director
Head of Private Debt
Private Fixed Income

By: /s/ David Fletcher
Name: David Fletcher
Title: Senior Director
Private Fixed Income

This Agreement is hereby accepted
and agreed to as of the date thereof.

Sun Life Assurance Company of
Canada

By: /s/ Srbui Seferian
Name: Srbui Seferian
Title: Managing Director
Private Fixed Income

By: /s/ Arthur N. Baril
Name: Arthur N. Baril
Title: Senior Director
Private Fixed Income

Sun Life Assurance Company of
Canada (U.S.)

By: /s/ Srbui Seferian
Name: Srbui Seferian
Title: Authorized Signer

By: /s/ Arthur N. Baril
Name: Arthur N. Baril
Title: Authorized Signer

Sun Life Insurance and Annuity
Company of New York

By: /s/ Srbui Seferian
Name: Srbui Seferian
Title: Authorized Signer

By: /s/ Arthur N. Baril
Name: Arthur N. Baril
Title: Authorized Signer

This Agreement is hereby accepted
and agreed to as of the date thereof.

ING USA Annuity and Life Insurance Company
ING Life Insurance and Annuity Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York

By: ING Investment Management LLC,
as Agent

By: /s/ Christopher P. Lyons
Name: Christopher P. Lyons
Title: Senior Vice President

This Agreement is hereby accepted
and agreed to as of the date thereof.

Travelers Casualty and Surety Company of America

By: /s/ Annette M. Masterson
Name: Annette M. Masterson
Title: Vice President

Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202	$64,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

US Bank
777 East Wisconsin Avenue
Milwaukee, WI 53202
ABA #075000022

For the account of:

Northwestern Mutual Life
Account No. 182380324521

with sufficient information to identify the source of the transfer, the amount of interest, principal or premium, the series of Notes and the PPN

(2)
All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI  53202
Attention:  Investment Operations
Email:  privates@northwesternmutual.com

(3)	All other communications: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com

Schedule A
(to Note Purchase Agreement)

(4)	Address for delivery of Notes: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 39-0509570

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account 720 East Wisconsin Avenue Milwaukee, WI 53202	$1,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

US Bank
777 East Wisconsin Avenue
Milwaukee, WI 53202
ABA #075000022

For the account of:

Northwestern Mutual Life-GASA
Account No. 182380324018

with sufficient information to identify the source of the transfer, the amount of interest, principal or premium, the series of Notes and the PPN

(2)
All notices of payments and written confirmations of such wire transfers:

The Northwestern Mutual Life Insurance Company
  for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI  53202
Attention:  Investment Operations
Email:  privates@northwesternmutual.com

(3)	All other communications: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Securities Department Email: privateinvest@northwesternmutual.com

(4)	Address for delivery of Notes: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 39-0509570

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, MA 02481	$ 6,000,000 $10,000,000 $ 5,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

Citibank, N.A.
ABA No.: 021000089
Account No.: 36112805
For Further Credit
Account Name: Sun Life of Canada Trust
Account No.: 199541
RE: Otter Tail Power Company; 4.63% Sr Notes due 12/01/2021

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)
Written notice of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial
Attn: Investments/Private Fixed Income – SC302D36
227 King Street South
    Waterloo, ON  N2J 4C5 Canada

(3)
All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Capital Advisers LLC at:

Attn: Investments/Private Fixed Income/ SC1303
One Sun Life Executive Park
Wellesley Hills, MA  02481

(4)	Address for delivery of Notes: Linda R. Guillette Sun Life Financial Mail Code: SC1303 One Sun Life Executive Park Wellesley Hills, MA 02481

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 38-1082080

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Sun Life Assurance Company of Canada One Sun Life Executive Park Wellesley Hills, MA 02481	$15,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

Citibank, N.A.
ABA No.: 021000089
Account No.: 36112805
For Further Credit
Account Name: SLOC Offshore Life Custody
Account No.: 850440
RE: Otter Tail Power Company; 4.63% Sr Notes due 12/01/2021

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)
Written notice of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial
Attn: Investments/Private Fixed Income – SC302D36
227 King Street South
    Waterloo, ON  N2J 4C5 Canada

(3)
All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Capital Advisers LLC at:

Attn: Investments/Private Fixed Income/ SC1303
One Sun Life Executive Park
Wellesley Hills, MA  02481

(4)	Address for delivery of Notes: Linda R. Guillette Sun Life Financial Mail Code: SC1303 One Sun Life Executive Park Wellesley Hills, MA 02481

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: N/A

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Sun Life Assurance Company of Canada (U.S.) One Sun Life Executive Park Wellesley Hills, MA 02481	$3,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England
ABA No.: 011001234/BOS SAFE DEP
DDA: 125261
Attention: MBS Income CC1253
Account Name: Sun Life (U.S.)
Account No.: KEYF11110002
RE: Otter Tail Power Company; 4.63% Sr Notes due 12/01/2021

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)
Written notice of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial
Attn: Investments/Private Fixed Income – SC302D36
227 King Street South
    Waterloo, ON  N2J 4C5 Canada

(3)
All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Capital Advisers LLC at:

Attn: Investments/Private Fixed Income/ SC1303
One Sun Life Executive Park
Wellesley Hills, MA  02481

(4)	Address for delivery of Notes: Linda R. Guillette Sun Life Financial Mail Code: SC1303 One Sun Life Executive Park Wellesley Hills, MA 02481

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 04-2461439

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Sun Life Insurance and Annuity Company of New York One Sun Life Executive Park Wellesley Hills, MA 02481	$1,000,000
(1)
All payments by wire or intrabank transfer of immediately available funds to:

Mellon Bank of New England
ABA No.: 011001234/BOS SAFE DEP
DDA: 125261
Attention: MBS Income CC1253
Account Name: Sun Life – New York
Account No.: KBLF2221002
RE: Otter Tail Power Company; 4.63% Sr Notes due 12/01/2021

All wire transfers are to be accompanied by the PPN and by the source and the principal and interest application of the funds.

(2)
Written notice of each routine payment and any audit confirmation is to be sent to:

Sun Life Financial
Attn: Investments/Private Fixed Income – SC302D36
227 King Street South
    Waterloo, ON  N2J 4C5 Canada

(3)
All other notices and correspondence, including notices of non-routine payments, are to be forwarded to Sun Capital Advisers LLC at:

Attn: Investments/Private Fixed Income/ SC1303
One Sun Life Executive Park
Wellesley Hills, MA  02481

(4)	Address for delivery of Notes: Linda R. Guillette Sun Life Financial Mail Code: SC1303 One Sun Life Executive Park Wellesley Hills, MA 02481

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 04-2845273

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	ING USA Annuity and Life Insurance Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$7,900,000
(1)
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#:  021000018

Account:               IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to:  ING USA/Acct. 136373
Reference:  68964* AF8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4)
Address for delivery of Notes:

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY  10286
with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA  30327-4347
Attn:  Patti Boss
Fax:  (770) 690-5168

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 41-0991508

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	ReliaStar Life Insurance Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$9,900,000
(1)
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#:  021000018

Account:               IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to:  RLIC/Acct. 187035
Reference:  68964* AF8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4)
Address for delivery of Notes:

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY  10286
with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA  30327-4347
Attn:  Patti Boss
Fax:  (770) 690-5168

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 41-0451140

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	ReliaStar Life Insurance Company of New York c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$1,100,000
(1)
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#:  021000018

Account:               IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to:  RLNY/Acct. 187038
Reference:  68964* AF8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4)
Address for delivery of Notes:

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY  10286
with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA  30327-4347
Attn:  Patti Boss
Fax:  (770) 690-5168

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 53-0242530

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	ING Life Insurance and Annuity Company c/o ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347	$6,100,000
(1)
All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon
ABA#:  021000018

Account:               IOC 566/INST’L CUSTODY (for scheduled
principal and interest payments)
or
IOC 565/INST’L CUSTODY (for all payments
other than scheduled principal and interest)

For further credit to:  ILIAC/Acct. 216101
Reference:  68964* AF8

Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Operations/Settlements Fax: (770) 690-5316
(3)	Address for all other communications and notices: ING Investment Management LLC 5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347 Attn: Private Placements Fax: (770) 690-5342

(4)
Address for delivery of Notes:

The Bank of New York Mellon
One Wall Street
Window A - 3rd Floor
New York, NY  10286
with a copy to:

ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA  30327-4347
Attn:  Patti Boss
Fax:  (770) 690-5168

(5)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 71-0294708

	Name and Address of Purchaser	Principal Amount of Notes to be Purchased
	Travelers Casualty and Surety Company of America c/o The Travelers Companies, Inc. 9275-NB11B 385 Washington Street St. Paul, Minnesota 55102-1396	$10,000,000
(1)
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “4.63% Senior Unsecured Notes due December 1, 2021 of Otter Tail Power Company” and as to interest rate, security description, maturity date, Private Placement Number, principal, premium or interest”)
to:

JP Morgan Chase Bank
ABA #021000021
Wire Account Name: Travelers Indemnity Company - Private Placements
Wire Account Number: 323954448

(2)	All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
(3)	Address for delivery of Notes: Nicole Ankeny The Travelers Companies, Inc. 385 Washington Street St. Paul, MN 55102
(4)	Name of Nominee in which Notes are to be issued: None Tax Identification Number: 06-0907370

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Rating” means, with respect to the senior unsecured debt of the Company, a rating of “Baa3” (or the then current equivalent thereof) or better from Moody’s and a rating of “BBB-” (or the then current equivalent thereof) or better from S&P and in the case of any other Designated Rating Agency, a rating equivalent to or better than such Acceptable Rating of Moody’s or S&P.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“AML/Anti-Terrorism Laws” is defined in Section 6.16(c).

“Anti-Corruption Laws” is defined in Section 6.16(d).

“Bank Credit Agreement” shall mean that certain Amended and Restated Credit Agreement dated as of March 3, 2011 among the Company, as Borrower, U.S. Bank National Association, as Administrative Agent, Left Lead Arranger and Sole Bookrunner, Bank of America, N.A. and JPMorgan Chase Bank, National Association, as Syndication Agents and Joint Lead Arrangers, and KeyBank National Association and CoBank, ACB, as Documentation Agents, as the same may be amended or restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

“Blocked Person” is defined in Section 6.16(a).

“Business Day” means (a) for the purposes of Section 9.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Minneapolis, Minnesota are required or authorized to be closed.

“Capitalized Lease” means, any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

Schedule B
(to Note Purchase Agreement)

“Change of Control” means, at any time (a) one person or a group of related persons (as such terms are used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) acquires more than 50% of the voting shares of the Company and (b) within ninety (90) days after such acquisition (or such longer period as the rating of the Notes shall be under publicly announced consideration by any Designated Rating Agency), the Company fails to establish or maintain an Acceptable Rating.

“Change of Control Date” means the first date upon which a Change of Control shall have occurred.

“Change of Control Notice” is defined in Section 9.1(b).

“Closing” is defined in Section 3.

“CMIAO” means the Capital Markets & Investment Analysis Office (formerly known as the Securities Valuation Office) or any successor to such Office.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Otter Tail Power Company, a Minnesota corporation, or any successor that becomes such in the manner prescribed in Section 11.4.

“Confidential Information” is defined in Section 21.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by U.S. Bank National Association, Minneapolis, Minnesota as its “base” or “prime” rate.

“Designated Ratings Agency” means Moody’s and S&P and in the event that either Moody’s or S&P is not rating indebtedness of corporations the common shares of which are publicly traded, then another rating agency or agencies of recognized national standing.

“Disposition Value” means, at any time, with respect to any property,

(a)           in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

(b)           in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

“EBIT” means, for any period of determination, the consolidated net income of the Company and its Subsidiaries before provision for income taxes, plus, (a) to the extent subtracted in determining such consolidated net income, Interest Expense, all as determined in accordance with GAAP, excluding (to the extent included in determining consolidated net income): (1) non-operating gains (including, without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than inventory), excluding gains resulting from the sale of fixed assets, during the applicable period; (2) similar non-operating losses, excluding losses from the sale of fixed assets, during such period; (3) payments of any premiums and any other costs, fees and expenses required to be paid by the terms thereof in connection with the repayment or redemption of Interest-bearing Debt existing as of the date of this Agreement and capital stock existing as of the date of this Agreement; (4) fees, cash charges and other cash expenses paid by the Company or any of its Subsidiaries in connection with any permitted acquisition, permitted disposition of assets, recapitalization, investment, issuance of Indebtedness, issuance of equity interests, refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) up to an aggregate amount not to exceed $5,000,000 in any period of four consecutive fiscal quarters; (5) non-cash charges attributable to any swap, collar or other hedging agreement; (6) non-cash compensation charges or expenses, including any such charges arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other management equity plans and including non-cash bonus payments; (7) the amount of any minority interest expense (less the amount of any cash dividends paid to the holders of such minority interests); (8) any impairment charge or asset write-off of the Company and its Subsidiaries, including any charge or write-off related to intangible assets, long-lived assets or investments, including, pursuant to Accounting Standards Codification Topic No. 350 – Intangibles, Goodwill and Other or ASC Topic No. 360-10-35 - Property, Plant and Equipment-Overall-Subsequent Measurement and the amortization of intangibles arising pursuant to ASC Topic No. - 805 Business Combinations; (9) plant closure, severance and other restructuring charges up to an aggregate amount not to exceed $5,000,000 in any period of four consecutive fiscal quarters; and (10) other non-cash charges reducing consolidated net income of the Company and its Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual or reserve for potential cash charges in any future period but including impairment charges, write-offs and write-downs), minus (b) the sum, without duplication, of amounts for (1) non-cash gains attributable to any swap, collar or other hedging agreement and (2) other non-cash gains increasing consolidated net income of the Company and its Subsidiaries for such period (other than any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period); provided that if the Company or any Subsidiary acquires a Person (an “Acquired Person”) in an acquisition of all or substantially all the capital stock or other equity interests or assets of such Person in such period, then all of the Acquired Person’s EBIT (calculated for such Person as set forth above) for the period of determination shall be added to EBIT, and if the Company or any Subsidiary sells all or substantially all of the capital stock or other equity interests or assets of any Subsidiary in any such period, then the EBIT of such Subsidiary (calculated for such Person as set forth above) shall be deducted from EBIT.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Funding Date” is defined in Section 3.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

“Governmental Authority” means:

(a)           the government of:

(1)           the United States of America or any State or other political subdivision thereof, or

(2)           any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary; or

(b)           any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means to (a) endorse, guarantee, contingently agree to purchase or to provide funds for the payment of, or otherwise become contingently liable upon, any obligation of any other Person, except by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business, or (b) agree to maintain the net worth or working capital of, or provide funds to satisfy any other financial test applicable to, or other obligations of, any other Person.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” or “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Indebtedness” means, without duplication, all obligations of the Company or any Subsidiary: (a) consisting of Interest-bearing Debt; (b) on account of deposits or advances, excluding deposits and advances received in the ordinary course of business; and (c) constituting a Guaranty by such Person in respect to indebtedness of others to the extent not included in clause (a).  For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but shall exclude trade liabilities and intercompany liabilities incurred in the ordinary course of business.

“INHAM Exemption” is defined in Section 7.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest and Dividend Coverage Ratio” means, at any time, the ratio of: (a) EBIT for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time; to (b) the sum for such period of (1) Interest Expense, plus (2) dividends or interest on Preferred Stock.

“Interest Expense” means, for any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Company and its Subsidiaries, including in all cases interest expense determined in accordance with GAAP and, to the extent not otherwise included in GAAP interest expense, (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings, (c) net costs under any interest rate swap, collar or other interest rate hedging agreements, in each case determined in accordance with GAAP and (d) amounts calculated in respect of synthetic leases as if such leases were Capitalized Leases.

“Interest-bearing Debt” means, without duplication, all interest-bearing obligations of the Company or a Subsidiary on a consolidated basis: (a) in respect of borrowed money; (b) secured by a Lien on the assets of the Company or a Subsidiary, whether the obligation secured is the obligation of the owner or another Person, provided that the amount of such obligation which has not been assumed by the Company or a Subsidiary shall be the lesser of (1) the amount of such obligation and (2) the fair market value of such assets; (c) for the deferred purchase price of any property or services evidenced by a note, payment contract or other instrument (other than an account payable arising in the ordinary course of business); (d) constituting the principal component of obligations as lessee under any Capitalized Lease; (e) that are Guaranties by the Company or a Subsidiary in respect to Interest-bearing Debt of other Persons; (f) that are net liabilities under any interest rate swap, collar or other interest rate hedging agreement; (g) consisting at any time of the aggregate undrawn and unexpired amount of standby letters of credit plus the aggregate amount of drawings thereunder that have not been reimbursed; (h) constituting the principal component of obligations that are amounts calculated in respect of synthetic leases as if such leases were Capitalized Leases; and (i) that are indebtedness attributable to Sales and Leasebacks.  For all purposes of this Agreement, Interest-bearing Debt of any Person shall exclude trade liabilities and intercompany liabilities incurred in the ordinary course of business.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 9.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Memorandum” is defined in Section 6.3.

“Moody’s” means Moody’s Investors Service, Inc., or any Person succeeding to the securities rating business of such company.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 7.2(a).

“Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)           the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)           all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Notes” is defined in Section 1.

“OFAC” is defined in Section 6.16(a).

“OFAC Listed Person” is defined in Section 6.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“OTC” means Otter Tail Corporation, a Minnesota corporation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” of the Company or any Subsidiary means stock other than common stock of the Company or such Subsidiary.

“Prepayment Notice” is defined in Section 9.1(c).

“Priority Indebtedness” means, at any time without duplication, the sum of (a) all Indebtedness of the Company and of any Subsidiaries secured by Liens other than by Liens permitted by Sections 11.7(a) through (g), both inclusive, and (i) through (r), both inclusive, and (b) all Indebtedness of Subsidiaries and Preferred Stock of Subsidiaries held by entities other than the Company or a Wholly-Owned Subsidiary.

“Property” or “Properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 7.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” is defined in Section 7.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

“Required Holders” means, at any time, (a) prior to the Funding Date, the Purchasers and (b) on or after the Funding Date, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale and Leasebacks” means sales and leasebacks of assets of the Company or a Subsidiary that give rise to Interest-bearing Debt, calculated as if the relevant leases were Capitalized Leases (whether or not actually constituting Capitalized Leases).

“S&P” means Standard & Poor’s Financial Services LLC, a Subsidiary of The McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Significant Debt Agreement” shall mean (a) the Bank Credit Agreement and (b) any other agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common or interrelated financing or other transaction, pursuant to which the Company or any Subsidiary has outstanding, or is permitted to borrow, $25,000,000 or more in aggregate principal amount of Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means at any time any Subsidiary of the Company that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X, Rule 1-02(w) of the SEC as in effect on the date of this Agreement) of the Company.

“Source” is defined in Section 7.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Stock” means, with respect to any Person, the stock or other equity (or any options or warrants to purchase stock or other equity or other Securities exchangeable for or convertible into stock or other equity) of any Subsidiary of such Person.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax Returns” is defined in Section 6.9.

“Total Capitalization” means as of any date of determination, the sum of (a) the amounts set forth on the consolidated balance sheet of the Company as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Company (excluding treasury stock); plus (b) the principal amount of Interest-bearing Debt of the Company and its Subsidiaries.

“Total Utility Plant” means, at any time, the total Utility Plant of the Company which would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) or otherwise disposes of (including a dividend or a distribution other than a regular quarterly cash dividend paid by the Company or a distribution by the Company of additional shares of its common stock) any of its property, including, without limitation, Subsidiary Stock.  For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount.

“Utility Assets” means the assets of the Utility Plant.

“Utility Plant” means all property (including separate and distinct plants, systems and properties), and all permanent improvements, extensions, additions and betterments to or about the plants and properties of the Company which are a part of the Company’s electric utility system (including all generating and transmission plants and properties), and are properly chargeable under GAAP as additions to plant account including, without limiting the scope of the foregoing, property of the character described in the preceding provisions of this definition in process of construction or erection, so far as actually constructed or erected.

“Utility Property Reinvestment Application” means, with respect to any Transfer of Utility Assets, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company of Utility Assets.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Disclosure Documents

Due diligence presentation for June 7, 2011 investor call

Email responses to investor questions on June 7, June 8, June 10 and  June 14, 2011

Due diligence presentation for July 20, 2011 investor call

Schedule 6.3
(to Note Purchase Agreement)

Subsidiaries of the Company; Ownership of Subsidiary Stock;

Directors and Senior Officers

Subsidiaries of the Company:  None

Ownership of Subsidiary Stock:  N/A

Directors and Senior Officers:

Directors:	John Erickson
George Koeck
Chuck MacFarlane

Officers:	CEO & President – Chuck MacFarlane
Sr. Vice President – Ward Uggerud
Vice President, Asset Management – Rod C.H. Scheel
Vice President, Customer Service – Mark Helland
Vice President, Administration – Tom Brause
Chief Financial Officer – George Bell
V.P., Renewable Energy Devel. & Risk Mgmt – Todd Wahlund
Treasurer – Kevin Moug
General Counsel & Asst. Secretary – George Koeck
Secretary – Jennifer Smestad
Assistant Treasurer – Suzanne Allen

Schedule 6.4
(to Note Purchase Agreement)

Financial Statements

Audited annual balance sheets and changes in shareholders’ equity and statements of income and cash flows for the Company for fiscal years ending December 31, 2008, 2009 and 2010.

Unaudited quarterly balance sheet and changes in shareholders’ equity and statements of income and cash flows for the Company as of March 31, 2011.

Schedule 6.5
(to Note Purchase Agreement)

Use of Proceeds

Use of Proceeds
(in thousands)

Sources of Cash
Note Issurance	140,000

Uses of Cash
Pay off $90 million notes	90,000
Pay off Pollution Control Bonds	10,400
Pay off Short Term Debt	20,000
Estimated Fees	800
Cash on Hand	18,800
Total Uses	140,000

Schedule 6.14
(to Note Purchase Agreement)

Existing Indebtedness

(in thousands)	Otter Tail Power Company
Lines of Credit & Other Short Term Debt at March 31, 2011	$20,000
Senior Unsecured Notes 6.63%, due December 1, 2011	90,000
Pollution Control Refunding Revenue Bonds, Variable, 2.50% at March 31, 2011, due December 1, 2012	10,400

Senior Unsecured Notes 5.95%, Series A, due August 20, 2017	33,000
*Grant County, South Dakota Pollution Control Refunding Revenue Bonds 4.65%, due September 1, 2017	5,090

Senior Unsecured Notes 6.15%, Series B, due August 20, 2022	30,000
*Mercer County, North Dakota Pollution Control Refunding Revenue Bonds 4.85%, due September 1, 2022	20,215
Senior Unsecured Notes 6.37%, Series C, due August 20, 2027	42,000
Senior Unsecured Notes 6.47%, Series D, due August 20, 2037	50,000
Payable to Parent Company – Otter Tail Corporation, Callable
5.33% Notes	6,000
7.21% Notes	2,500
7.62% Notes	3,000
9.35% Notes	4,000
Total	$296,205
Less:
Current Maturities

Total Long-Term Debt	$296,205
Total Short-Term and Long-Term Debt (with current maturities)	$316,205

*  The Grant County and Mercer County pollution control refunding bonds are covered under a financial guaranty insurance policy provided by Ambac Assurance Corporation.

Schedule 6.15
(to Note Purchase Agreement)

Partnerships and Joint Ventures

In the ordinary course of business, the Company has entered into contractual arrangements with other regional utilities providing for ownership interests (both as tenants-in-common and discretely) in transmission and generation assets.

Schedule 6.19
(to Note Purchase Agreement)

Affiliate Transactions

None.

Schedule 11.3
(to Note Purchase Agreement)

Form of Note

Otter Tail Power Company

4.63% Senior Unsecured Note Due December 1, 2021

No. R-___	________ __, 20__
$__________	PPN 68964* AF8

For Value Received, the undersigned, Otter Tail Power Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ Dollars (or so much thereof as shall not have been prepaid) on December 1, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.63% per annum from the date hereof, payable semiannually, on the first day of June and December in each year, commencing with the June 1 or December 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (1) 6.63% or (2) 2% over the rate of interest publicly announced by U.S. Bank National Association from time to time in Minneapolis, Minnesota as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Unsecured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 29, 2011 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 7.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1
(to Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Otter Tail Power Company

By____________________________________
Name:
Title:

E-1-2

Form of Closing Opinion of Special Counsel for the Company

To the Purchasers named on
Schedule A attached hereto

Ladies and Gentlemen:

We have acted as special counsel to Otter Tail Power Company, a Minnesota corporation (the “Company”), in connection with its execution and delivery of that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of July 29, 2011, between the Company and the Purchasers party thereto (the “Purchasers”), pursuant to which it proposes to issue $140,000,000 aggregate principal amount of its 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”).

This opinion is being delivered pursuant to Section 4.4(a)(2) of the Note Purchase Agreement.  Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(a)           The Third Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota (the “Articles”);

(b)           The Restated Bylaws of the Company, as amended, certified by its Secretary (the “Bylaws”);

(c)           Resolutions of the Board of Directors of the Company adopted by written action dated June 28, 2011, certified by the Secretary of the Company;

(d)           A Certificate of Good Standing issued by the Secretary of State of the State of Minnesota on July 25, 2011 (the “MN Certificate of Good Standing”), and Certificates of Good Standing issued by the Secretaries of State or comparable offices of the States of North Dakota and South Dakota each on July 25, 2011 (together, the “Certificates of Good Standing”); and

(e)           An executed copy of the Note Purchase Agreement.

We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.  In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Company, their attorneys and officers, and of public officials, and the representations made in the Note Purchase Agreement.  We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal.

Exhibit 4.4(a)(1)
(to Note Purchase Agreement)

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed (i) the legal capacity for all purposes relevant hereto of all natural persons and, (ii) with respect to all parties to agreements or instruments relevant hereto other than the Company, (A) that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, (B) that the execution, delivery and performance of such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), (C) that such agreements have been duly executed and delivered by such parties and (D) that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  We have assumed the representations and warranties of the Company and the Purchasers contained in the Note Purchase Agreement with respect to factual matters are true and correct as of the date of this opinion and all other statements of fact contained in the Note Purchase Agreement are true, but no statements as to law or conclusions of law in the Note Purchase Agreement which are expressly addressed by this opinion are assumed to be true.  We have assumed that the Company engages in business activities as described in the Memorandum.   We have also assumed that all conditions precedent to the effectiveness of the Note Purchase Agreement have been satisfied or waived.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect.  Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company in connection with the specific transactions contemplated by the Note Purchase Agreement, no contrary information came to the attention of Gary L. Tygesson, Shawna Fullerton Anderson, L. Joseph Genereux, or John Norton, the attorneys in our firm who have principally represented the Company in connection with the transactions contemplated by the Note Purchase Agreement.  In rendering such opinions, we have not conducted any independent investigation of the Company, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our prior files involving the Company.  Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.

Based on the foregoing, we are of the opinion that:

1.           The Company is a corporation duly incorporated, validly existing and, based solely upon the MN Certificate of Good Standing, in good standing, under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute, deliver and perform the Note Purchase Agreement and to issue the Notes, and has the corporate power and the corporate authority to conduct the activities in which it is now engaged, as described in the Memorandum.

2.           Based solely upon the Certificates of Good Standing, the Company is duly licensed or qualified and is in good standing as a foreign corporation in North Dakota and South Dakota.

3.           The Note Purchase Agreement has been duly authorized by all requisite corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

E-4.4(a)(1)-2

4.           The Notes have been duly authorized by all requisite corporate action on the part of the Company.

5.           No approval, consent or withholding of objection on the part of, or prior filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes, except such as have been obtained or made.

6.           The execution, delivery and performance by the Company of the Note Purchase Agreement do not (a) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles or Bylaws, or (b) result in the contravention of any law, rule or regulation, or any order known by us to exist, of any Minnesota, New York or federal governmental authority, as to which the Company or its properties or assets or any thereof are subject.

7.           The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and to our knowledge, based solely on our review of the statements of beneficial ownership of Otter Tail Corporation’s stock filed as of the date hereof with the Securities and Exchange Commission and in reliance upon certificates of officers of the Company, the Company is not “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions, in each case affecting or relating to the rights of creditors generally.

(b)           Our opinions above are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver, marshalling of assets, stay or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought, unless such discretion is limited by an applicable statute.

(c)           Our opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, that the enforceability of the remedies, covenants or other provisions of the Note Purchase Agreement and the availability of equitable remedies may be limited where the enforcement of specific rights under the Note Purchase Agreement may require a judgment or decree of a court of competent jurisdiction after prior notice to the Company and an opportunity for the Company to be heard by an appropriate tribunal.

E-4.4(a)(1)-3

(d)           Our opinion relating to the enforceability of the choice of New York law provision of the Note Purchase Agreement is rendered in reliance upon Section 5-1401 of the General Obligations Law of New York and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(e)           We express no opinion as to the enforceability of provisions of the Note Purchase Agreement and the Notes to the extent they contain

(i)           forum selection provisions, or any provision which purports to confer jurisdiction upon any court or other tribunal;

(ii)           waivers by the Company of any statutory or constitutional rights, defenses or remedies, or the right to recover certain types of damages, or the right to impose counterclaims, or of statutes of limitation or the tolling thereof;

(iii)           cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party;

(iv)           provisions requiring the Company to pay early termination fee or other form of liquidated damages, if the payment of such fee or damages is determined by a court to be unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Purchasers as a result of such prepayment, default or termination;

(v)           provisions requiring the Company to pay a prepayment premium upon payment in full of the indebtedness after an acceleration thereof for default or in connection with the payment of any amount due in redemption after default;

(vi)           provisions which purport to render prohibited transfers null and void;

(vii)           provisions to the effect that the terms of any document may not be waived or modified orally or by course of conduct;

(viii)           provisions which purport to establish evidentiary standards;

(ix)           provisions which purport to grant powers of attorney to any Purchaser; or

(x)           provisions which excuse any person or entity from liability for, or require any person or entity to indemnify any person or entity against, the indemnified person’s or entity’s gross negligence or willful misconduct, or any other indemnification agreement which may be contrary to public policy.

E-4.4(A)(1)-4

(f)           Our opinions in Paragraphs 5 and 6, above, are limited to (x) to our actual knowledge of the specific business activities and properties of the Company based solely upon an officer’s certificate in respect of such matters and (y) laws and regulations (including laws and regulations applicable to a public utility company) normally applicable to transactions of the type contemplated in the Note Purchase Agreement and the Notes and do not extend to licenses, permits and approvals necessary for the conduct of the Company’s business or any federal securities laws (other than as provided in our opinion in Paragraph 7 above), or the securities or “Blue Sky” laws of any state or foreign jurisdiction.  In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local law.

(g)           In rendering our opinion in Paragraph 5, above, we are only opining as to consents, approvals, authorizations, registrations and filings necessary for the Company to execute, deliver and perform its obligations under the Transaction Documents, and we express no opinion with respect to any consent, approval, authorization from, or any registration, declaration or filing with, any governmental authority or agency required generally in connection with the day-to-day business or operations of the Company.

(h)           Except as set forth in Paragraph 6, above, we express no opinion as to compliance or the effect of noncompliance by the Company with any laws or regulations applicable to the Company in connection with the transactions described in the Note Purchase Agreement.

(i)           We express no opinion as to compliance or the effect of noncompliance by the Purchasers with any state or federal laws or regulations applicable to the Purchasers in connection with the transactions described in the Note Purchase Agreement.

The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except to the extent required by applicable law or regulation or in response to a subpoena or court order, or in accordance with any auditing or oversight function or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject.  No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and this firm with respect to the Note Purchase Agreement or the transactions contemplated by the Note Purchase Agreement, and each such party by using or relying on our opinions disclaims any such attorney-client relationship with respect to the Note Purchase Agreement and the transactions contemplated by the Note Purchase Agreement for any purpose without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

E-4.4(a)(1)-5

Form of Closing Opinion of the General Counsel of the Company

To the Purchasers named on
Schedule A attached hereto:

Ladies and Gentlemen:

I have acted as General Counsel to Otter Tail Power Company, a Minnesota corporation (the “Company”), in connection with the transactions contemplated by that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of July 29, 2011 between the Company and the Purchasers party thereto (collectively, the “Purchasers”), relating to the issuance and sale by the Company of $140,000,000 aggregate principal amount of its 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”).

This opinion is being delivered pursuant to Section 4.4(a)(2) of the Note Purchase Agreement.  Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, I have examined the following documents:

(a)           The Third Restated Articles of Incorporation of the Company, as amended;

(b)           The Restated Bylaws of the Company, as amended;

(c)           Resolutions of the Board of Directors of the Company adopted by written action dated June 28, 2011;

(d)           An executed copy of the Note Purchase Agreement; and

(e)           The other documents delivered in connection with the Closing on the date hereof.

I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company) and the conformity to authentic originals of all documents submitted to me as copies.  I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company) and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company (known by me to have authority to make such representations and certifications on behalf of the Company) and certificates of public officials.

Exhibit 4.4(a)(2)
(to Note Purchase Agreement)

Based on the foregoing, I am of the opinion that:

(i)           No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any North Dakota or South Dakota governmental authority is required to be obtained or made by the Company in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes, except such as have been obtained or made.

(ii)           The execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to any Material agreement or instrument to which the Company is a party or by which it is bound.

(iii)           There is no litigation pending or, to the best of my knowledge, threatened which in my opinion could reasonably be expected to have a Material Adverse Effect on the Company or which would impair the ability of the Company to issue and deliver the Notes or to enter into or comply with the provisions of the Note Purchase Agreement.

The opinions expressed above are limited to the laws of the States of Minnesota, North Dakota and, in the case of paragraph (i) above, South Dakota, and the federal laws of the United States, and I express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or in response to a subpoena or court order, or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject.  No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and me with respect to the Note Purchase Agreement or the transactions contemplated by the Note Purchase Agreement, and each such party by using or relying on the foregoing opinions disclaims any such attorney-client relationship with respect to the Note Purchase Agreement and the transactions contemplated by the Note Purchase Agreement for any purpose without my prior written approval.

E-4.4(a)(2)-2

I disclaim any obligation to update this opinion letter for events occurring or coming to my attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

George A. Koeck
General Counsel

E-4.4(a)(2)-3

Form of Closing Opinion of Special Counsel to the Purchasers

The opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.           The Company is a corporation existing and in good standing under the laws of the State of Minnesota.

2.           The Agreement constitutes the legal, valid and binding contract of the Company, enforceable against the Company in accordance with its terms.

The opinion of Schiff Hardin LLP shall also state that the opinions of Dorsey & Whitney LLP and the General Counsel of the Company delivered on the date of the Closing are satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the certificate of good standing of the Company from the Secretary of State of the State of Minnesota.  The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the execution and delivery of the Agreement.

Exhibit 4.4(b)
(to Note Purchase Agreement)

Form of Funding Date Opinion of Special Counsel to the Company

To the Purchasers named on
Schedule A attached hereto

Ladies and Gentlemen:

We have acted as special counsel to Otter Tail Power Company, a Minnesota corporation (the “Company”), in connection with the issuance and sale by the Company of $140,000,000 aggregate principal amount of its 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”), pursuant to that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of July 29, 2011, between the Company and the Purchasers party thereto (the “Purchasers”).

This opinion is being delivered pursuant to Section 5.4(a)(1) of the Note Purchase Agreement.  Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, we have examined the following documents:

(a)           The Third Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota (the “Articles”);

(b)           The Restated Bylaws of the Company, as amended, certified by its Secretary (the “Bylaws”);

(c)           Resolutions of the Board of Directors of the Company adopted by written action dated June 28, 2011, certified by the Secretary of the Company;

(d)           A Certificate of Good Standing issued by the Secretary of State of the State of Minnesota on [__________], 2011 (the “MN Certificate of Good Standing”), and Certificates of Good Standing issued by the Secretaries of State or comparable offices of the States of North Dakota and South Dakota on [__________], 2011 and [__________], 2011, respectively (together, the “Certificates of Good Standing”);

(e)           An executed copy of the Note Purchase Agreement;

(f)           Executed copies of the Notes; and

(g)           [List  other documents delivered in connection with the Closing, if any]

We also have examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion.  In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Company, their attorneys and officers, and of public officials, the Offeree Letter attached hereto as Schedule B, and the representations made in the Note Purchase Agreement and the Notes.  We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal.

Exhibit 5.4(a)(1)
(to Note Purchase Agreement)

In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed (i) the legal capacity for all purposes relevant hereto of all natural persons and, (ii) with respect to all parties to agreements or instruments relevant hereto other than the Company, (A) that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, (B) that the execution, delivery and performance of such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), (C) that such agreements have been duly executed and delivered by such parties and (D) that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  We have assumed the representations and warranties of the Company and the Purchasers contained in the Note Purchase Agreement and the Notes with respect to factual matters are true and correct as of the date of this opinion and all other statements of fact contained in the Note Purchase Agreement and the Notes are true, but no statements as to law or conclusions of law in the Note Purchase Agreement and the Notes which are expressly addressed by this opinion are assumed to be true.  We have assumed that the Company engages in business activities as described in the Memorandum.   We have also assumed that all conditions precedent to the effectiveness of the Note Purchase Agreement have been satisfied or waived.

Our opinions expressed below as to certain factual matters are qualified as being limited “to our knowledge” or by other words to the same or similar effect.  Such words, as used herein, mean that prior to or during the course of this firm’s representation of the Company in connection with the specific transactions contemplated by the Note Purchase Agreement, no contrary information came to the attention of Gary L. Tygesson, Shawna Fullerton Anderson, L. Joseph Genereux, or [John Norton], the attorneys in our firm who have principally represented the Company in connection with the transactions contemplated by the Note Purchase Agreement.  In rendering such opinions, we have not conducted any independent investigation of the Company, consulted with other attorneys in our firm with respect to the matters covered thereby, or reviewed any of our prior files involving the Company.  Finally, no inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Company.

Based on the foregoing, we are of the opinion that:

1.           The Company is a corporation duly incorporated, validly existing and, based solely upon the MN Certificate of Good Standing, in good standing, under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute, deliver and perform the Note Purchase Agreement and to issue the Notes, and has the corporate power and the corporate authority to conduct the activities in which it is now engaged, as described in the Memorandum.

E-5.4(a)(1)-2

2.           Based solely upon the Certificates of Good Standing, the Company is duly licensed or qualified and is in good standing as a foreign corporation in North Dakota and South Dakota.

3.           The Notes have been duly authorized by all requisite corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.           No approval, consent or withholding of objection on the part of, or prior filing, registration or qualification with, any Minnesota, New York or federal governmental authority is required to be obtained or made by the Company in connection with the performance of the Note Purchase Agreement or the execution, delivery and performance of the Notes, except such as have been obtained or made.

5.           None of the issuance and sale of the Notes, the performance of the Note Purchase Agreement and the execution, delivery and performance of the Notes by the Company, (a) conflicts with or results in any breach of any of the provisions of or constitutes a default under or results in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles or Bylaws, or (b) results in the contravention of any law, rule or regulation, or any order known by us to exist, of any Minnesota, New York or federal governmental authority, as to which the Company or its properties or assets or any thereof are subject.

6.           The issuance, sale and delivery of the Notes, under the circumstances contemplated by the Note Purchase Agreement, do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

7.           The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and to our knowledge, based solely on our review of the statements of beneficial ownership of Otter Tail Corporation’s stock filed as of the date hereof with the Securities and Exchange Commission and in reliance upon certificates of officers of the Company, the Company is not “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.           The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and as contemplated by the Note Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The opinions set forth above are subject to the following qualifications and exceptions:

E-5.4(a)(1)-3

(a)           Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation or other similar laws and judicial decisions, in each case affecting or relating to the rights of creditors generally.

(b)           Our opinions above are subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver, marshalling of assets, stay or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought, unless such discretion is limited by an applicable statute.

(c)           Our opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, that the enforceability of the remedies, covenants or other provisions of the Note Purchase Agreement and the Notes and the availability of equitable remedies may be limited where the enforcement of specific rights under the Note Purchase Agreement or the Notes may require a judgment or decree of a court of competent jurisdiction after prior notice to the Company and an opportunity for the Company to be heard by an appropriate tribunal.

(d)           Our opinion relating to the enforceability of the choice of New York law provisions of the Note Purchase Agreement and the Notes is rendered in reliance upon Section 5-1401 of the General Obligations Law of New York and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

(e)           We express no opinion as to the enforceability of provisions of the Note Purchase Agreement and the Notes to the extent they contain

(i)           forum selection provisions, or any provision which purports to confer jurisdiction upon any court or other tribunal;

(ii)           waivers by the Company of any statutory or constitutional rights, defenses or remedies, or the right to recover certain types of damages, or the right to impose counterclaims, or of statutes of limitation or the tolling thereof;

(iii)           cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party;

(iv)           provisions requiring the Company to pay early termination fee or other form of liquidated damages, if the payment of such fee or damages is determined by a court to be unreasonable in relation to actual damages or disproportionate to actual damages suffered by the Purchasers as a result of such prepayment, default or termination;

E-5.4(a)(1)-4

(v)           provisions requiring the Company to pay a prepayment premium upon payment in full of the indebtedness after an acceleration thereof for default or in connection with the payment of any amount due in redemption after default;

(vi)           provisions which purport to render prohibited transfers null and void;

(vii)           provisions to the effect that the terms of any document may not be waived or modified orally or by course of conduct;

(viii)           provisions which purport to establish evidentiary standards;

(ix)           provisions which purport to grant powers of attorney to any Purchaser; or

(x)           provisions which excuse any person or entity from liability for, or require any person or entity to indemnify any person or entity against, the indemnified person’s or entity’s gross negligence or willful misconduct, or any other indemnification agreement which may be contrary to public policy.

(f)           Our opinions in Paragraphs 4 and 5, above, are limited to (x) to our actual knowledge of the specific business activities and properties of the Company based solely upon an officer’s certificate in respect of such matters and (y) laws and regulations (including laws and regulations applicable to a public utility company) normally applicable to transactions of the type contemplated in the Note Purchase Agreement and the Notes and do not extend to licenses, permits and approvals necessary for the conduct of the Company’s business or any federal securities laws (other than as provided in our opinions in Paragraphs 6 and 7 above), or the securities or “Blue Sky” laws of any state or foreign jurisdiction.  In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local law.

(g)           In rendering our opinion in Paragraph 5, above, we are only opining as to consents, approvals, authorizations, registrations and filings necessary for the Company to execute, deliver and perform its obligations under the Transaction Documents, and we express no opinion with respect to any consent, approval, authorization from, or any registration, declaration or filing with, any governmental authority or agency required generally in connection with the day-to-day business or operations of the Company.

(h)           Except as set forth in Paragraph 6, above, we express no opinion as to compliance or the effect of noncompliance by the Company with any laws or regulations applicable to the Company in connection with the transactions described in the Note Purchase Agreement or the Notes.

E-5.4(a)(1)-5

(i)           We express no opinion as to compliance or the effect of noncompliance by the Purchasers with any state or federal laws or regulations applicable to the Purchasers in connection with the transactions described in the Note Purchase Agreement and the Notes.

The opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States and we express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or in response to a subpoena or court order, or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject.  No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and this firm with respect to the Note Purchase Agreement or the transactions contemplated by the Note Purchase Agreement, and each such party by using or relying on our opinions disclaims any such attorney-client relationship with respect to the Note Purchase Agreement and the transactions contemplated by the Note Purchase Agreement for any purpose without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

E-5.4(a)(1)-6

Form of Funding Date Opinion of the General Counsel of the Company

To the Purchasers named on
Schedule A attached hereto:

Ladies and Gentlemen:

I have acted as General Counsel to Otter Tail Power Company, a Minnesota corporation (the “Company”), in connection with the transactions contemplated by that certain Note Purchase Agreement (the “Note Purchase Agreement”) dated as of July 29, 2011 between the Company and the Purchasers party thereto (collectively, the “Purchasers”), relating to the issuance and sale by the Company on the date hereof of $140,000,000 aggregate principal amount of its 4.63% Senior Unsecured Notes due December 1, 2021 (the “Notes”).

This opinion is being delivered pursuant to Section 5.4(a)(2) of the Note Purchase Agreement.  Capitalized terms used herein, except as otherwise specifically defined herein, are used with the same meaning as defined in the Note Purchase Agreement.

In connection with this opinion, I have examined the following documents:

(a)           The Third Restated Articles of Incorporation of the Company, as amended;

(b)           The Restated Bylaws of the Company, as amended;

(c)           Resolutions of the Board of Directors of the Company adopted by written action dated June 28, 2011;

(d)           An executed copy of the Note Purchase Agreement;

(e)           Executed copies of the Notes; and

(f)           The other documents delivered in connection with the issuance of the Notes on the date hereof.

I also have examined such other documents and reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

In rendering my opinions set forth below, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures (other than the signatures of officers of the Company) and the conformity to authentic originals of all documents submitted to me as copies.  I also have assumed the legal capacity for all purposes relevant hereto of all natural persons (other than officers of the Company) and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to my opinion, I have relied upon representations and certificates of officers and other employees of the Company (known by me to have authority to make such representations and certifications on behalf of the Company) and certificates of public officials.

Exhibit 5.4(a)(2)
(to Note Purchase Agreement)

Based on the foregoing, I am of the opinion that:

(i)           No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any North Dakota or South Dakota governmental authority is required to be obtained or made by the Company in connection with the performance of the Note Purchase Agreement or the execution, delivery and performance of the Notes, except such as have been obtained or made.

(ii)           None of the issuance and sale of the Notes, the performance of the Note Purchase Agreement and the execution, delivery and performance of the Notes by the Company, conflicts with or results in any breach of any of the provisions of or constitutes a default under or results in the creation or imposition of any Lien upon any of the property of the Company pursuant to any Material agreement or instrument to which the Company is a party or by which it is bound.

(iii)           There is no litigation pending or, to the best of my knowledge, threatened which in my opinion could reasonably be expected to have a Material Adverse Effect on the Company or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement or the Notes.

The opinions expressed above are limited to the laws of the States of Minnesota, North Dakota and, in the case of paragraph (i) above, South Dakota, and the federal laws of the United States, and I express no opinion as to the laws of any other jurisdiction.

The foregoing opinions are being furnished solely for the benefit of the addressees named on Schedule A hereto (and their transferees, provided that any transfer of Notes to such transferees is made in accordance with the applicable provisions of the Note Purchase Agreement), and may not be relied upon by, nor may copies be delivered to, any other person without my prior written consent, except to the extent required by applicable law or regulation or in accordance with any auditing or oversight function or in response to a subpoena or court order, or to any governmental or regulatory authority, including, without limitation, the National Association of Insurance Commissioners, to which any addressee or permitted transferee is subject.  No use of or reliance on the foregoing opinions by any party, including, without limitation, the Purchasers, shall establish or imply an attorney-client relationship between such party and me with respect to the Note Purchase Agreement or the transactions contemplated by the Note Purchase Agreement, and each such party by using or relying on the foregoing opinions disclaims any such attorney-client relationship with respect to the Note Purchase Agreement and the transactions contemplated by the Note Purchase Agreement for any purpose without my prior written approval. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention, or any changes in the law taking effect, after the date hereof.

Very truly yours,

George A. Koeck
General Counsel

E-5.4(a)(2)-2

Form of Funding Date Opinion of Special Counsel to the Purchasers

The opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 5.4(b) of the Agreement, shall be dated the Funding Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.           The Company is a corporation existing and in good standing under the laws of the State of Minnesota.

2.           The Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their respective terms.

3.           The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinion of Schiff Hardin LLP shall also state that the opinions of Dorsey & Whitney LLP and the General Counsel of the Company being delivered on the Funding Date are satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Purchasers are justified in relying thereon.

In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of the certificate of good standing of the Company from the Secretary of State of the State of Minnesota.  The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the Federal laws of the United States.

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

Exhibit 5.4(b)
(to Note Purchase Agreement)